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                                                                    EXHIBIT 22.1


                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES
                             As of December 28, 1996


Registrant:  Safeway Inc.

Subsidiaries of Registrant (Tier I subsidiaries):
    Safeway Canada Holdings, Inc.
    Safeway Australia Holdings, Inc.
    Safeway Leasing, Inc.
    Oakland Property Brokerage, Inc.
    Glencourt, Inc.
    Safeway Foreign Sales, Inc.
    Milford Insurance Ltd.
    Pak `N Save, Inc.
    Safeway Trucking, Inc.
    Photo Acquisition I, Inc.
    Photo Acquisition II, Inc.
    Safeway Southern California, Inc.
    Safeway Denver, Inc.
    Safeway Richmond, Inc.
    Safeway Dallas, Inc.
    Safeway Supply, Inc.
    Safeway Corporate, Inc.
    Safeway Stores 42, Inc.
    Safeway Stores 43, Inc.
    Safeway Stores 64, Inc.
    Safeway Claim Services, Inc.
    Safeway Stores, Incorporated
    Safeway Warehouse, Inc.


Subsidiaries of Safeway Canada Holdings, Inc.:
    Safeway New Canada, Inc.



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                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES

                            As of December 28, 1996


SUBSIDIARIES OF TIER I SUBSIDIARIES (Tier II subsidiaries):
Subsidiaries of Safeway Southern California, Inc.
    Safeway Stores 18, Inc.
    Safeway Stores 26, Inc.
    Safeway Stores 28, Inc.
    Safeway Stores 31, Inc.


Subsidiaries of Safeway Denver, Inc.
    Safeway Stores 44, Inc.
    Safeway Stores 45, Inc.
    Safeway Stores 46, Inc.
    Safeway Stores 47, Inc.
    Safeway Stores 48, Inc.
    Safeway Stores 49, Inc.
    Safeway Stores 50, Inc.


Subsidiaries of Safeway Richmond, Inc.
    Safeway Stores 58, Inc.
    Safeway Stores 59, Inc.


Subsidiaries of Safeway Corporate, Inc.
    Safeway Stores 67, Inc.
    Safeway Stores 68, Inc.
    Safeway Stores 69, Inc.
    Safeway Stores 70, Inc.


Subsidiaries of Safeway Supply, Inc.
    Safeway Stores 71, Inc.
    Safeway Stores 72, Inc.
    Safeway Stores 73, Inc.
    Safeway Stores 74, Inc.
    Safeway Stores 75, Inc.
    Safeway Stores 76, Inc.
    Safeway Stores 77, Inc.
    Consolidated Procurement Services, Inc.




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                                  SAFEWAY INC.
                            SCHEDULE OF SUBSIDIARIES
                            As of December 28, 1996


Subsidiaries of Safeway Dallas, Inc.
    Safeway Stores 78, Inc.
    Safeway Stores 79, Inc.
    Safeway Stores 80, Inc.
    Safeway Stores 81, Inc.
    Safeway Stores 82, Inc.
    Safeway Stores 85, Inc.
    Safeway Stores 86, Inc.
    Safeway Stores 87, Inc.
    Safeway Stores 88, Inc.
    Safeway Stores 89, Inc.
    Safeway Stores 90, Inc.
    Safeway Stores 91, Inc.
    Safeway Stores 92, Inc.
    Safeway Stores 96, Inc.
    Safeway Stores 97, Inc.
    Safeway Stores 98, Inc.

Subsidiaries of Photo Acquisition I, Inc.
    Everett Realty Advisors, Inc.


SUBSIDIARIES OF TIER I SUBSIDIARIES (Non-tier Subsidiaries):
Subsidiary of Safeway New Canada, Inc.:
    Canada Safeway Limited and its subsidiaries:
         Safeway International Finance Corp. of Canada Ltd.


SUBSIDIARIES OF TIER II SUBSIDIARIES (Tier III Subsidiaries):
Subsidiary of Safeway Stores 58, Inc.:
    Safelease, Inc.


Ten companies are not listed as they are maintained solely for the purpose of holding licenses.